                                       FEDERAL DEPOSIT INSURANCE CORPORATION

                                                               WASHINGTON, D.C.

In the Matter of                          ORDER TERMINATING
                                      CONSENT ORDER
WATERSTONE BANK, SSB
WAUWATOSA, WISCONSIN

(Wisconin Chartered
        Insured Nonmember Bank)

    IT IS HERBY ORDERED, that the CONSENT ORDER ISSUED

against WaterStone Bank, SSB, Wauwatosa, Wisconsin ("Bank")

pursuant to section 8 (b) of the Federal Deposit Insurance Act,

12 U.S.C.    §     1818 (b) and section 220.04 (9) of the Wisconsin

Statues, Wis. Stat.    §     220.04 (9) on December 18, 2009, be and

hereby is terminated.

    Pursuant to delegated authority.

    Dated this 11th day of December, 2012.

/s/   M. Anthony Lowe

M. Anthony Lowe
Regional Director
Chicago Regional Office
Federal Deposit Insurance
  Corporation